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                                                                       EXHIBIT B

                                1,516,532 Shares

                          NET 1 UEPS TECHNOLOGIES, INC.

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE

                             UNDERWRITING AGREEMENT

August 2, 2005
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                                                                  August 2, 2005

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Jefferies & Company, Inc.
Robert W. Baird & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036
    and
    J.P. Morgan Securities Inc.
    277 Park Avenue
    New York, New York 10172

Dear Sirs and Mesdames:

      Certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in
Schedule I hereto severally propose to sell to the several Underwriters named in
Schedule II hereto (the "UNDERWRITERS"), an aggregate of 1,516,532 shares of the common stock, par value $0.001 per share of Net 1 UEPS Technologies, Inc., a Florida corporation (the "COMPANY") (the "FIRM SHARES"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto. In addition, certain holders of units in The New Aplitec Participation Trust have proposed to sell to the Underwriters an aggregate of 8,742,093 shares of common stock of the Company that they beneficially own.

      The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,538,794 shares of its common stock, par value $0.001 per share of the Company (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 4 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES", which term shall include, where appropriate, the shares of Common Stock to be sold by certain unitholders to the Underwriters. The shares of common stock, par value $0.001 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an

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abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

      1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

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      (e) The New Aplitec Participation Trust has been duly created and is validly existing as a bewind trust in good standing under the laws of South Africa.

      (f) The Aplitec Holdings Participation Trust has been duly created and is validly existing as a purpose trust in good standing under Part VIII of the Trust Law (2001 Revision) of the Cayman Islands.

      (g) This Agreement has been duly authorized, executed and delivered by the Company.

      (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

      (i) There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Common Stock or any of the capital stock of the Company, except as described in the Prospectus. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interests in the Company or any of its subsidiaries, other than as set forth in the Prospectus.

      (j) Except as described in the Prospectus, the Shares are freely transferable by the Company or the Selling Shareholders to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial holders thereof; and, except as disclosed in the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the United States.

      (k) The Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

      (l) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares that may be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

      (m) The Shares that may be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company, or
(ii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iii) any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the

                                        3
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various states in connection with the offer and sale of the Shares and except, in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

      (o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

      (p) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (q) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

      (r) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (s) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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      (u) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (v) Except as disclosed in the Prospectus, no material relationships, direct or indirect, or material transactions exist between the Company and its subsidiaries on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand; and the statements in the Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in the light of the circumstances under which they are made, not misleading.

      (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus or pursuant to conversions made in accordance with the terms of the Company's Special Convertible Preference Stock.

      (x) The consolidated financial statements (and the notes thereto) of the Company included in the Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles and (ii) Deloitte & Touche (South Africa) and PKF (JhB) Inc., who have expressed an opinion on the financial statements of the Company based on their audits, are each independent auditors with respect to the Company within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the applicable rules and regulations of the Commission thereunder.

      (y) Each of the Company and its subsidiaries has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof except for those income, franchise or other tax returns the failure of which to file will not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might individually or in the aggregate have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (z) Neither the Company nor any of its subsidiaries owns any real property that is material to the business of the Company and its subsidiaries taken as a whole; each has good and marketable title to all personal property owned by them which is material to the business of the

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Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

      (aa) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (bb) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (cc) Except as otherwise disclosed in the Prospectus, (i) the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, (ii) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and (iii) neither the Company nor any of its subsidiaries has any reasonable basis to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (dd) Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed

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in accordance with management's general or specific authorizations; (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since June 30, 2004, (i) the Company has been in the process of carrying out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act and has not identified a material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

      (ff) There is, and has been, no material failure on the part of the Company or, to the Company's knowledge, any of the Company's directors or officers, in their respective capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications. In addition, based on its preparations to date including consultation with its independent public accountants, the Company has no reasonable basis to believe that it will not be able to comply on a timely basis with the reporting requirements of
Section 404 of the Sarbanes-Oxley Act of 2002 when such requirements become applicable to the Company.

      (gg) Neither the Company nor any of its subsidiaries nor any of their respective officers, directors, managers, agents or employees have, directly or indirectly made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in South Africa or any other jurisdiction where either the payment or gift was, or is, prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

      (hh) The Company has not been advised, and has no reasonable basis to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations (including, without limitation, those related to financial services and payment systems) of the jurisdictions in which it is conducting business, except as described in the Prospectus or to the extent that failure to be so in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (ii) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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      2. Additional Representations and Warranties of the Company. The Company
represents and warrants, on behalf of itself and its subsidiaries, that:

      (a) Neither it nor, to the Company's knowledge, any existing agent is an entity or, in the case of an agent, an individual that (i) is the subject of economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), or (ii) is located or resident in, or organized under the laws of, a country subject to OFAC-administered economic sanctions (a "PROHIBITED COUNTRY");

      (b) To the Company's knowledge, none of its shareholders is a government, individual or entity that is the subject of OFAC-administered sanctions or is located or resident in, or organized under the laws of, a Prohibited Country; and

      (c) (i) Each such subsidiary that is a non-U.S. person does not engage in any business with or in Cuba or with blocked Cuban nationals that would violate OFAC-administered sanctions against Cuba; and (ii) the Company and each such subsidiary that is a U.S. person is in compliance, in all material respects, with OFAC-administered sanctions programs.

      3. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

      (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

      (b) The execution and delivery by or on behalf of, as the case may be, such Selling Shareholder of, and the performance by or on behalf of, as the case may be, such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed on behalf of such Selling Shareholder by the Attorneys-in-Fact (as defined below) and The Bank of New York, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein (the "ATTORNEYS-IN-FACT"), relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of (i) the certificate of incorporation, by-laws or similar organizational documents of such Selling Shareholder, as applicable, (ii) any agreement or other instrument binding upon such Selling Shareholder or (iii) any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by or on behalf of, as the case may be, such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except, in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on such Selling Shareholder.

      (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform

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Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right, capacity and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

      (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by (or on behalf of, in the case of the Custody Agreement,) such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

      (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depositary Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

      (f) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

      (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 3(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

      4. Agreements to Sell and Purchase. The Selling Shareholders hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholders at $20.46 a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Selling Shareholders as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,538,794 Additional Shares at the Purchase Price. You may exercise this right, on behalf of the Underwriters, in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

      The restrictions contained in the preceding paragraph shall not apply to
(a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or has been described in the Registration Statement or upon the grant of an option and/or issuance by the Company of shares of Common Stock upon the exercise of an option to be issued from time to time by the Company under the 2004 Stock Incentive Plan, as may be amended from time to time, or a successor plan or (c) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) transfers by a Selling Shareholder to an immediate family member or to a trust for the direct or indirect benefit of the Selling Shareholder or an immediate family member, or
(f) distributions by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners or shareholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d), (e) or (f), (i) each donee, distributee or transferee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, each Selling Shareholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if
(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the date of occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

      Each of the Company and the Selling Shareholders acknowledges that in connection with the offering of the Shares and the discussions and negotiations relating to the Shares set forth in this Agreement: (a) the Underwriters have acted at arm's length, are not agents of or advisors to, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (b) the Underwriters owe the Company and the Selling Shareholders only those contractual duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. Each of the Company and the

Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

      5. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered directly to the public initially at $22.00 a share (the "PUBLIC OFFERING PRICE") and part of the Shares may be offered to certain dealers selected by you at a price that represents a concession not in excess of $1.00 a share under the Public Offering Price.

      6. Payment and Delivery. Payment for the Firm Shares shall be made to the Custodian in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 8, 2005, or at such other time on the same or at such other time on the same or such other date, not later than August 15, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 4 or on such other date, in any event not later than September 15, 2005, as shall be designated in writing by you.

      The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

      7. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

      The several obligations of the Underwriters are subject to the following further conditions:

      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 7(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (c) The Underwriters shall have received on the Closing Date an opinion of DLA Piper Rudnick Gray Cary US LLP, outside U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

      (d) The Underwriters shall have received on the Closing Date an opinion of Cliffe Dekker, Inc., outside South African counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

      (e) The Underwriters shall have received on the Closing Date an opinion of Adams & Adams, outside South African patent counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

      (f) The Underwriters shall have received on the Closing Date an opinion of DLA Piper Rudnick Gray Cary US LLP, outside U.S. patent counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit E.

      (g) The Underwriters shall have received on the Closing Date an opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for the Selling Shareholders, dated the Closing Date, to the effect set forth in Exhibit F.

      (h) The Underwriters shall have received on the Closing Date opinions of Sameer K. Tegally, Mauritius counsel for Brait International Limited, Maples & Calder, British Virgin Islands counsel for Brenthurst Private Equity II Limited and Brenthurst Private Equity South Africa I Limited, Walkers, Cayman Islands counsel for South African Private Equity Fund III LP (and its general partner, SAPEF III International GP Limited), and Voisin & Co., Jersey counsel for the joint trustees of the San Roque Trust, dated the Closing Date, to the effect set forth in Exhibit G.

      (i) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit H.

      The opinions of DLA Piper Rudnick Gray Cary US LLP, Cliffe Dekker, Inc. and Adams & Adams described in Sections 7(c), 7(d), 7(e) and 7(f) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

      (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche (South Africa), independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

      (k) The Underwriters shall have received, on the date hereof, a letter dated the date hereof in form and substance satisfactory to the Underwriters, from PKF (JhB) Inc., independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (l) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

      (m) The Underwriters shall have received on, or prior to, the Closing Date a properly completed and executed United States Treasury Department Form W-8IMY or other applicable form or statement specified by Treasury Department regulations from First National Asset Management and Trust Company, as trustee of The New Aplitec Participation Trust.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to (i) the delivery to the Underwriters on the applicable Option Closing Date of (i) such documents as the Underwriters may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of the Additional Shares and (ii) the delivery on, or prior to, the applicable Option Closing Date a properly completed and executed United States Treasury Department Form W-9 or other applicable form or statement specified by Treasury Department regulations from the Company.

      8. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

      (a) To furnish to you, without charge, 6 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement or as soon thereafter as practicable and during the period mentioned in Section 8(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

      (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

      (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

      (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement that satisfies the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

      9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (a) the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., provided, that the fees and disbursements of such counsel in clauses (iii) and (iv) shall not exceed $25,000, (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares,
(vii) the costs and charges of any transfer agent, registrar or depositary,
(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this section and
(b) except as provided in clause (a) above, each Selling Shareholder will bear its own costs and expenses, including underwriting discounts and commissions applicable to the Shares being sold by such Selling Shareholder and any transfer or other taxes payable on the transfer and delivery of such Shares to the Underwriters. It is understood, however, that except as provided in this section, Section 10 entitled "Indemnity and Contribution" and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

      The provisions of this section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

      10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and each
affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or South Africa shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or South African authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

      12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller(s) will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk and J.P. Morgan Securities Inc., 277 Park Avenue, 9th floor, New York 10172, Attention:
Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to Net 1 UEPS Technologies, Inc., President Place, 4th floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa, and if to the Selling Shareholders shall be delivered, mailed or sent to the address set forth in
Schedule I.

                  [Remainder of page intentionally left blank]

                                        Very truly yours,

                                        NET 1 UEPS TECHNOLOGIES, INC.

                                        By: /s/ Serge Belamant
                                            ------------------------------------
                                            Name:  Serge Belamant
                                            Title: Chief Executive Officer

                                        The Selling Shareholders
                                            named in Schedule I hereto, acting
                                            severally

                                        By: Herman G. Kotze
                                            ------------------------------------
                                            Attorney-in-Fact

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Jefferies & Company, Inc.
Robert W. Baird & Co. Incorporated

Acting severally on behalf of themselves and the several Underwriters named in
   Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By: /s/ David Schwarzbach
    ---------------------------------
    Name:  David Schwarzbach
    Title: Executive Director

By: J.P. Morgan Securities Inc.

By: /s/ Bill Contente
    ---------------------------------
    Name:  Bill Contente
    Title: Managing Director

                                   SCHEDULE I

                                                                                                   Number of Firm
                  Selling Shareholder                                      Address               Shares To Be Sold
                  -------------------                            ----------------------------    -----------------
Dr. Serge C.P. Belamant                                          c/o the Company(1)                     150,000

Herman Gideon Kotze                                              c/o the Company(1)                     150,000

Brenda Stewart                                                   c/o the Company(1)                     150,000

Nitin Soma                                                       c/o the Company(1)                     116,666

CI Law Trustees Limited for the San Roque Trust                  c/o the Company(1)                      43,473

Brenthurst Private Equity II Limited........................     9 Columbus Centre, Pelican
                                                                 Drive, Road Town, Tortola,
                                                                 British Virgin Islands                  73,683

Brenthurst Private Equity South Africa I Limited............     9 Columbus Centre, Pelican
                                                                 Drive, Road Town, Tortola,
                                                                 British Virgin Islands                  40,191

South African Private Equity Fund III, L.P. ................     P.O. Box 908, George Town,
                                                                 Grand Cayman, Cayman Islands           580,498

Brait International Limited.................................     Suite 305, Third Floor,
                                                                 Caudan Waterfront, Port
                                                                 Louis, Mauritius                        33,492

Optionholders selling an aggregate of 178,529 shares, a          c/o the Company(1)                     178,529
schedule of which (including the names of each
optionholder and the number of

----------

      (1) The Company's address is: President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

Shares to be sold by such holder) has
previously been delivered to the Underwriters(1)
                                                                                                      ---------
     Total..................................................                                          1,516,532
                                                                                                      =========

----------
                                                                  (continued...)
      (1) Each optionholder listed in such schedule is deemed named in this
Schedule I and each such holder is therefore a Selling Shareholders.

                                   SCHEDULE II

                                                                           Number of Firm Shares
                                                                           to be purchased from
                                                                           Selling Shareholders
                                                                             and shares to be
                                                                          purchased from certain
                             Underwriter                                        unitholders
                             -----------                                  ----------------------
Morgan Stanley & Co. Incorporated...................................             4,616,380

J.P. Morgan Securities Inc..........................................             4,616,380

Thomas Weisel Partners LLC..........................................               341,955

Jefferies & Company, Inc............................................               341,955

Robert W. Baird & Co. Incorporated..................................               341,955
                                                                                ----------
     Total..........................................................            10,258,625
                                                                                ==========

                                                                       EXHIBIT A

                                                August 8, 2005

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Jefferies & Company, Inc.
Robert W. Baird & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036
    and
    J.P. Morgan Securities Inc.
    277 Park Avenue
    New York, NY 10172

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and J.P. Morgan Securities Inc. ("JPMORGAN") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Net 1 UEPS Technologies, Inc., a Florida corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and JPMorgan (the "UNDERWRITERS"), of 10,258,625 shares (the "SHARES") of the common stock, par value $0.001 per Share of the Company (the "COMMON STOCK").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and JPMorgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) transfers to an immediate family member or to a trust for the direct or indirect benefit of the undersigned or an immediate family member or (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and JPMorgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

      If:

      (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

      (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the date of occurrence of the material news or material event.

      The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley and JPMorgan that the restrictions imposed by this agreement have expired.

      The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      This Agreement shall automatically terminate and be of no further force or effect upon the earlier of (i) the Underwriting Agreement not being executed by October 6, 2005 and (ii) either the Company or the Underwriters notifying the other in writing that they are abandoning the Public Offering. The undersigned understands that if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                         Very truly yours,

                                         ___________________________________
                                         (Name)

                                         ___________________________________
                                         (Address)

                                                                       EXHIBIT B

              FORM OF OPINION OF DLA PIPER RUDNICK GRAY CARY US LLP

      1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

      2. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

      3. The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares that may be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

      4. The Shares that may be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

      5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

      6. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company, or,
(ii) to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries or, (iii) to the best of such counsel's knowledge, any applicable Florida or U.S. federal law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the

Shares and except, in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

      7. The statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Description of Capital Stock" and (B) the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

      8. The statements in the Prospectus under the caption "Material U.S. Federal Tax Consequences for Non-U.S. Holders of Common Stock" accurately summarize in all material respects the United States federal income tax laws referred to therein;

      9. After due inquiry we do not know of any Florida or U.S. federal legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

      10. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

      In our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (other than the financial statements and other financial information contained therein as to which we need express no opinion). Further, based upon our participation in the preparation of the Registration Statement, nothing has come to our attention that causes us to believe that, on the effective date of the Registration Statement or the date the Registration Statement was last deemed amended, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which we need express no opinion).

      In rendering the opinion set forth in paragraphs 1 - 10 above, we may rely
(A) as to matters involving the application of laws of any jurisdiction other than the State of Florida, the State of New York or the federal laws of the United States, to the extent we deem proper and as specified in our opinion, upon the opinion of other counsel of good standing whom we believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent we deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT C

                      FORM OF OPINION OF CLIFFE DEKKER, INC

      Based upon the information provided by the Company, Cliffe Dekker Inc confirms that:

      1. Each subsidiary or related entity of the Company set forth in Schedule A hereto (each, a "Subsidiary") has been duly incorporated or, in the case of The New Aplitec Participation Trust, established as a bewind trust, validly existing under the laws of South Africa and has all requisite corporate or trust power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      2. All of the issued shares of each Subsidiary have been duly and validly authorised and issued, are fully paid and based upon the information provided by the Company, Cliffe Dekker Inc confirms that such shares are owned by the Company in the percentages indicated in Schedule A, free and clear of all liens, encumbrances, equities or claims, save as set out in Schedule A.

      3. The statements made in the Prospectus under the caption "Enforceability of Civil Liabilities", insofar as they purport to constitute summaries of South African legal matters, constitute accurate summaries of such matters.

      4. The statements made in the Prospectus under the caption "Risk Factors - There are risks relating to operating in South Africa that could adversely affect our business, operating results, cash flows and financial condition", "Risk Factors - Our ability to operate our wage payment and insurance products businesses may be limited by existing South African banking and financial services laws and regulations", "Risk Factors - We may be subject to privacy laws in South Africa and other jurisdictions in which we operate", "Risk Factors
- You may have difficulty enforcing a U.S. judgment against us, our executive officers and directors and some of the experts named in this prospectus or asserting U.S. securities laws claims in South Africa", "Dividend Policy" and "Government Regulation" and all others with South African legal content, insofar as they purport to constitute summaries of certain provisions of provincial or South

African law or rules and regulations thereunder, constitute accurate summaries of such provisions in all material respects.

                                   SCHEDULE A

Net 1 Applied Technologies South Africa Limited (100% A Ordinary Shares) Cash Paymaster Services (Pty) Limited (100%) **
Cash Paymaster Services (Eastern Cape) (Pty) Limited (100%)
Cash Paymaster Services (Northern) (Pty) Limited (100%) *
Cash Paymaster Services (KwaZulu Natal) (Pty) Limited (100%) *
Cash Paymaster Services (Northern Cape) (Pty) Limited (100%) *
Cash Paymaster Services (North West) (Pty) Limited (70%) *
Net 1 Finance Holdings (Pty) Limited (100%)
Net 1 Southern Africa (Pty) Limited (100%)
Country-on-a-Card (Pty) Limited (100%)
Net 1 Solutions (Pty) Limited (100%)
Sinqobile Security Services Gauteng (Pty) Ltd (100%)
Siyeza Security Services (Pty) Limited (100%)
Moneyline Financial Services (Pty) Limited (100%)
Permit Group 2 (Pty) Limited (43.16%) - share certificate not yet issued New World Finance (Pty) Limited (100%)

*The statutory Return of Allotment of Shares for the issue of certain shares has been lodged with the Registrar. Registration is awaited. This does not affect the issue. The issue of certain shares has been ratified by the board of the companies post-issue.

**These shares are pledged to Nedbank Limited as security for the R250,000,000 facility granted to Cash Paymaster Services (KwaZulu Natal) (Pty) Limited.

This list does not include all dormant subsidiaries.

                                                                       EXHIBIT D

                       FORM OF OPINION OF ADAMS AND ADAMS

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Jefferies & Company, Inc.
Robert W. Baird & Co. Incorporated

c/o   Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036
      and
      J.P. Morgan Securities Inc.
      277 Park Avenue
      New York, New York 10172

Ladies and Gentlemen:

      We have acted as South African patent counsel to Net 1 UEPS Technologies Inc., a Florida corporation (together with its subsidiaries, referred to as the "COMPANY"), in connection with an assessment of its intellectual property matters, including South African Patent 90/7106, Botswanan Patent P810, Namibian Patent 92/0091 and Swazi Patent RP/45/1992 (the "PATENTS"). This opinion is being furnished to you at the request of the Company pursuant to Section 7(e) of the Underwriting Agreement, dated August 2, 2005, between you and the Company, relating to the sale of certain registered shares of common stock of the Company (the "UNDERWRITING AGREEMENT").

      We have read the Prospectus prepared by the Company in connection with the transactions contemplated by the Underwriting Agreement (the "PROSPECTUS") and in particular we have read the sections referring to the patents, copyrights and trademarks (the "INTELLECTUAL PROPERTY") that the Company has the right to own or possess ("INTELLECTUAL PROPERTY RIGHTS") or that is licensed or held for use by the Company.

      Based upon the foregoing, and subject to what is said in the Prospectus and subject to the information and documents given to us by the Company, we are of the opinion that:

      (a) The statements relating to South African, European, Botswanan, Namibian and Swaziland legal matters, documents or proceedings included in the Offering Memorandum under the captions "Risk Factors - Patent competition may adversely affect our products or processes, and limited patent protection, a lack of proprietary protection and the potential to incur costly litigation could be harmful to our operations", "Risk Factors - The copyrights and certain related intellectual property rights in earlier versions of our UEPS software are jointly owned and potentially subject to non-exclusive rights, which may reduce our future revenues", "Risk Factors - Our current license agreement with Visa imposes long-term restrictions on our ability to license rights in our technology and could inhibit our ability to realize additional revenue from these rights in our technology", "Risk Factors - Our license agreement with Visa substantially impacts our ability to defend and enforce our patents licensed to Visa and could substantially inhibit our ability to protect the rights in our technology", "Business - Our Technology - System Components - FTS Patent", "Business - Intellectual Property" and "Certain Relationships and Related Party Transactions - Nedbank" are accurate and complete and in each case fairly summarize such matters, documents or proceedings.

      (b) (i) The South African patent is recorded in the name of the Company in the South African Patent Office and applications to record the other patents in the respective patent offices have been lodged, and the Patents are owned free and clear of all liens, encumbrances, defects or other restrictions, except for the licence granted to First National Bank Limited and the rights and restrictions included in the following agreements;

            (A) The Agreement by and between Nedcor Bank Limited and Net 1 Products (Proprietary) Limited, dated July 29, 1997;

            (B) The Agreement by and between Nedcor Bank Limited, Net 1 Products (Proprietary) Limited, S C P Belamant, A P Mansvelt and Net 1 Investment Holdings (Proprietary) Limited, dated July 29, 1997;

            (C) The Technology License Agreement by and between Net 1 Holdings
      S. a. r. l. and Net 1 Investment Holdings (Pty) Limited and Visa International Service Association, dated July 31, 1997; and

            (D) The Patent and Technology Agreement by and between Net 1 Investment Holdings (Proprietary) Limited, Net 1 Applied Technology Holdings Limited and Nedcor Bank Limited, dated July 29, 1997;

      (ii) All the Patents have been duly maintained, are in full force and effect in their respective countries, and none of the patents have been adjudged invalid or unenforceable in whole or in part;

      (c) (i) There are no on-going infringements by others of the Intellectual Property Rights of the Company;

      (ii) The Company has not received any notice of, and is not aware of, any actionable infringement by others of any Intellectual Property Rights of the Company;

      (iii) To the extent necessary the Company has complied with any applicable laws and regulations which relate to the enforceability of the Intellectual Property Rights;

      (iv) The present operation of the business of the Company, as described in the Prospectus, including the development, use and sale of their products, does not infringe any valid patent or otherwise conflict with, misappropriate or violate the rights of others with respect to Intellectual Property Rights and the Company is not aware of, and has not received any notices of, any possible infringement or conflict with the rights of others with respect to any Intellectual Property Rights;

      (v) There are no South African, European, Botswana, Namibian or Swazi legal or governmental proceedings, other than prosecution of pending trademark applications, relating to Intellectual Property Rights to which the Company is a party or of which any Intellectual Property of the Company is subject and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; and

      (vi) Subject to what is disclosed in the Prospectus with respect to the agreements referred to above, the Company has not received any notice of, and is not aware of, the granting of any Intellectual Property Rights to third parties, or the filing, of any patent applications by third parties, that would have a material adverse effect on the present operations of the Company.

      The above opinions are subject to the following qualifications:

      a. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or copies, and the authenticity of the originals of such latter documents.

      b. We opine in this letter as South African patent attorneys. All statements are made to the best of our knowledge and refer to the actual knowledge of the pertinent facts possessed by the attorney in this firm who has signed this opinion letter.

      c. This opinion and advice speaks only as of the date hereof, and we do not have, nor do we assume, any obligation to advise you of any changes in any facts or applicable laws after the date hereof which may affect our opinion. We make no other express or implied representations or warranties other than those set forth herein.

      This opinion is rendered only to you and is solely for your benefit. Specifically, this opinion is not to be relied upon in support of a defense of patent invalidity, unenforceability or non-infringement. This opinion is not to be quoted in whole or in part, or otherwise referred to (except in the Underwriting Agreement for the Company and its Subsidiaries) nor is it to be filed with any governmental agency (except as required by law), nor to be relied upon by you for any purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                          Very truly yours,

                                                                       EXHIBIT E

              FORM OF OPINION OF U.S. INTELLECTUAL PROPERTY COUNSEL

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Jefferies & Company, Inc.
Robert W. Baird & Co. Incorporated
c/o   Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036
      and
      J.P. Morgan Securities Inc.
      277 Park Avenue
      New York, New York 10172

Ladies and Gentlemen:

      We have acted as United States intellectual property counsel to Net 1 UEPS Technologies Inc., a Florida corporation (together with its subsidiaries, referred to as the "COMPANY"), in connection with intellectual property matters related to the prospectus prepared by the Company in connection with the transactions contemplated by the Underwriting Agreement (the "PROSPECTUS"). This opinion is being furnished to you at the request of the Company pursuant to
Section 7(f) of the Underwriting Agreement, dated August 2, 2005, between you and the Company, relating to the sale of certain registered shares of common stock of the Company (the "UNDERWRITING AGREEMENT").

      We have read the Prospectus and in particular we have read the sections referring to the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or materials), trademarks, service marks and trade names (the "INTELLECTUAL PROPERTY") that the Company has the right to own or possess ("INTELLECTUAL PROPERTY RIGHTS") or that is licensed or held for use by the Company.

      Any capitalized term used in this letter and not otherwise defined in this letter shall have the same meaning as that given to such term in the Underwriting Agreement.

      Based upon the foregoing, we are of the opinion that:

      (a) The statements relating to United States legal matters, documents or proceedings included in the Offering Memorandum under the captions "Risk Factors
- Patent competition may adversely affect our products or processes, and limited patent protection and a lack of proprietary protection and the potential to incur costly litigation could be harmful to our operations", "Risk Factors - The copyrights and certain related intellectual property rights in earlier versions of our UEPS software are jointly owned and potentially subject to non-exclusive rights, which may reduce our future revenues", "Risk Factors - Our current license agreement with Visa imposes long-term restrictions on our ability to license rights in our technology and could inhibit our ability to realize additional revenue from these rights in our technology", "Risk Factors - Our license agreement with Visa substantially impacts our ability to defend and enforce our patents licensed to Visa and could substantially inhibit our ability to protect the rights in our technology", "Business - Our Technology - System Components - FTS Patent", "Business - Intellectual Property" and "Certain Relationships and Related Party Transactions - Nedbank" are, to the best of our knowledge, accurate and complete in all material respects and in each case fairly summarize such matters, documents or proceedings.

      (b) (i) U.S. Patent No. RE36,788, a reissue of U.S. Patent No. 5,171,416, is recorded in the name of Net 1 Holdings S.a.r.l. in the U.S. Patent and Trademark Office. To the best of our knowledge, U.S. Patent No. RE36,788 is owned free and clear of all liens, encumbrances or defects, except for the rights and restrictions included in the following agreements:

                  (A) The Technology License Agreement by and between Net 1 Holdings S.a.r.l. and Net 1 Investment Holdings (Pty) Limited and Visa International Service Association, dated July 31, 1997; and

                  (B) The Patent and Technology Agreement by and between Net 1 Holdings S.a.r.l. and Net 1 Applied Technology Holdings Limited and Nedcor Bank Limited, dated July 29, 1997.

            (ii) To the best of our knowledge, U.S. Patent No. RE36,788 has been duly maintained, is in full force and effect, and has not been adjudged invalid or unenforceable in whole or in part.

      (c) (i) To the best of our knowledge, and based on a certificate provided to us from a duly authorized officer of the Company, there are no on-going infringements by others of the Intellectual Property Rights of the Company and the Company has not received any written notice of, and is not otherwise aware of, any likely actionable infringement by others of any Intellectual Property Rights of the Company;

            (ii) To the best of our knowledge, and based on a certificate provided to us from a duly authorized officer of the Company, the operation and business of the Company, as described in the Prospectus, including the development, use and sale of their products, together with the use of the Company's Intellectual Property, does not infringe any valid patent or otherwise conflict with, misappropriate or violate the rights of others with respect to Intellectual Property Rights and the Company has not received any written notices of, and is not otherwise aware of, any likely infringement or conflict with the rights of others with respect to any Intellectual Property Rights;

            (iii) To the best of our knowledge, and based on a certificate provided to us from a duly authorized officer of the Company, there are no United States legal or governmental proceedings relating to Intellectual Property Rights to which the Company is a party or of which any Intellectual Property of the Company is subject and no such proceedings are threatened or contemplated by governmental authorities or others; and

            (iv) To the best of our knowledge, and based on a certificate provided to us from a duly authorized officer of the Company, the Company has not received any notice of, and is not aware of, the granting of any Intellectual Property Rights to third parties, or the filing of any patent applications by third parties in each case that would have a material adverse effect on the Company, except as disclosed in the Prospectus with respect to the following agreements:

                  (A) The Technology License Agreement by and between Net 1 Holdings S.a.r.l. and Net 1 Investment Holdings (Pty)

                  Limited and Visa International Service Association, dated July 31, 1997;

                  (B) The Agreement between Nedcor Bank Limited and Net 1 Products (Proprietary) Limited, dated July 29, 1997;

                  (C) The Patent and Technology Agreement by and between Net 1 Holdings S.a.r.l. and Net 1 Applied Technology Holdings Limited and Nedcor Bank Limited, dated July 11, 2000; and

                  (D) The Patent and Technology Agreement by and between Net 1 Investment Holdings (Proprietary) Limited and Net 1 Applied Technology Holdings Limited and Nedcor Bank Limited, dated July 11, 2000.

                                                     Very truly yours,

                                                                       EXHIBIT F

                     FORM OF SELLING SHAREHOLDER OPINION OF
                       DLA PIPER RUDNICK GRAY CARY US LLP

      1. Assuming the due authorization, execution and delivery of the Powers of Attorney signed by each of the Selling Shareholders, each of the Underwriting Agreement and the Custody Agreement has been duly executed and delivered by the Attorneys-in-Fact on behalf of each of the Selling Shareholders.

      2. Upon payment for the Shares to be sold (i) by the Selling Shareholders pursuant to this Agreement and (ii) on behalf of certain holders of units in The New Aplitec Participation Trust pursuant to the irrevocable election forms previously executed by such holders, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                                                                       EXHIBIT G

                FORM OF SELLING SHAREHOLDER OPINION OF COUNSEL OF
                         JURISDICTION OF INCORPORATION

      1. Each of the Selling Shareholders has the legal right, capacity and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such shares.

      2. [The Underwriting Agreement has been duly authorized by each of the Selling Shareholders.]*

      3. The execution and delivery by or on behalf of, as the case may be, each Selling Shareholder of, and the performance by or on behalf of, as the case may be, such Selling Shareholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Powers of Attorney of such Selling Shareholder will not contravene any provision of [(i) the certificate of incorporation, by-laws or similar organizational documents of such Selling Shareholder, as applicable,]* or, (ii) to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or,
(iii) to the best of such counsel's knowledge, any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and, to such Counsel's knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by or on behalf of, as the case may be, such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on such Selling Shareholder.

      4. The Power of Attorney of each Selling Shareholder has been duly [authorized,]* executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

--------------
      * To be deleted in the case that the Selling Shareholder is a natural person.

                                                                       EXHIBIT H

                    FORM OF OPINION OF DAVIS POLK & WARDWELL

                                                           August 8, 2005

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Jefferies & Company, Inc.
Robert W. Baird & Co. Incorporated

c/o
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
and
J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

      We have acted as counsel for you and the other several underwriters (the "Underwriters") named in Schedule II to the Underwriting Agreement dated August 2, 2005 (the "Underwriting Agreement") with Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company"), under which you and such other Underwriters have severally agreed to purchase from certain shareholders of the Company named in Schedule I to the Underwriting Agreement an aggregate of 1,516,532 shares (the "Firm Shares") of common stock of the Company, par value $0.001 per share ("Common Stock"). In addition, the Underwriters have an option to purchase an additional 1,538,794 shares of Common Stock from the Company, par value $0.001 per share (the "Additional Shares" and together with the Firm Shares, the "Shares").

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

      We have also participated in the preparation of the Company's registration statement on Form S-1 (File No. 333-125273) and Amendments Nos. 1 through 4 thereto filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), relating to the Shares. In addition, we have been advised by the staff of the Commission that the registration statement as so amended was declared effective under the Act on August 2, 2005. The registration statement as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement", and the related prospectus in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus."

      We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

      We have considered the statements included in the Prospectus under the captions "Underwriters" insofar as they purport to summarize certain provisions of the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

      We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to our attention that causes us to believe that (a) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, we have not been called to pass upon, and we express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement or the Prospectus.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

      This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

                                             Very truly yours,